Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Beverly Enterprises, Inc.
Ft. Smith, Arkansas

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our report dated March 19, 2004, relating to the combined financial statements of Hospice USA, LLC and Affiliates for the fiscal years ended December 31, 2003, and 2002, appearing in Amendment No. 1 to the Beverly Enterprises, Inc. Current Report on Form 8-K, filed September 23, 2004.

/s/  BDO Seidman, LLP

Memphis, Tennessee
September 23, 2004